                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the Registrant
Check the appropriate box:

    Preliminary proxy statement                                     Confidential, for Use of the Commission
[X] Definitive proxy statement                                      Only (as permitted by Rule 14a-6(e)(2))
    Definitive additional materials
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          VISHAY INTERTECHNOLOGY, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

        [X]  NO FEE REQUIRED.

        FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(4) AND 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

            Fee paid previously with preliminary materials.

            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
            $0

        (2) Form, Schedule or Registration Statement no.:
            Schedule 14A --Definitive Proxy Statement

        (3) Filing party:
            Registrant

        (4) Date filed:
            April 22, 2002

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                                 [VISHAY LOGO]

                                                                  April 22, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held at 10:30 a.m. Philadelphia time on the 23rd day of May, 2002, at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

     At the annual meeting you will be asked to elect twelve directors and to ratify the appointment of Ernst & Young LLP as auditors for Vishay's current fiscal year.

     The Board of Directors unanimously recommends that you vote FOR the election of all twelve nominees as directors and FOR the ratification of the appointment of the auditors.

     Regardless of the number of shares you may own, it is important that they be represented and voted at the annual meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

     At the annual meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

     Your cooperation is appreciated.

                                          Sincerely,

                                          /s/ William J. Spires
                                          William J. Spires
                                          Secretary

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                            ------------------------

                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. will be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 23rd day of May, 2002 at 10:30 a.m. Philadelphia time, for the following purposes:

          1. to elect twelve directors for a term of one year and until their successors are elected and qualified; and

          2. to ratify the appointment of auditors for Vishay's current fiscal year.

     Action will also be taken upon such other business, if any, as may properly come before the meeting.

     The stockholders of record at the close of business on April 8, 2002 will be entitled to vote at the annual meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ William J. Spires
                                          William J. Spires
                                          Secretary
Malvern, Pennsylvania
April 22, 2002

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. for use at the Annual Meeting of Stockholders to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 23rd day of May, 2002, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 8, 2002 shall be entitled to vote at the annual meeting.

     A list of stockholders entitled to vote at the annual meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at Vishay's offices, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the annual meeting.

     The cost of solicitation of proxies will be borne by Vishay. The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

     The shares represented by the accompanying proxy will be voted as directed with respect to the election of twelve directors and with respect to the ratification of the appointment of Ernst & Young LLP as independent auditors of Vishay, OR, if no direction is indicated, will be voted FOR the election as directors of the twelve nominees listed below and FOR the appointment of Ernst & Young LLP as auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of Vishay, by delivering to Vishay a properly executed and timely submitted proxy bearing a later date, or by attending the annual meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     This proxy statement was preceded or is accompanied by Vishay's Annual Report to Stockholders for the fiscal year ended December 31, 2001. This proxy statement and the enclosed form of proxy are being furnished commencing on or about April 22, 2002.

VOTING OF SHARES

     The holders of a majority of the votes represented by the outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as votes present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the rules of the New York Stock Exchange or otherwise refrain from exercising their discretion on certain types of proposals. These rules allow brokers to exercise discretionary authority to vote on all the proposals being submitted at the annual meeting. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters and for all other purposes at the annual meeting.

     The election of each nominee for director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The approval of the ratification of appointment of the auditors requires the approval of the holders of a majority of the votes entitled to be cast at the annual meeting. On this matter the abstentions will have the same effect as negative votes. Because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome.

     Vishay has appointed an inspector to act at the annual meeting who shall:

     - ascertain the number of shares outstanding and the voting powers of each;

     - determine the shares represented at the annual meeting and the validity of the proxies and ballots;

     - count all votes and ballots;

     - determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and

     - certify a determination of the number of shares represented at the annual meeting and his count of all votes and ballots.

     Dr. Felix Zandman directly, beneficially and as voting trustee under a voting trust agreement, has voting power over 48.9% of the total voting power of Vishay's shares and intends to vote FOR the election of the twelve nominees as directors and FOR the ratification of the appointment of the auditors.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     It is proposed to elect a board of twelve directors for the following year and until their successors are elected and qualified. Although the Company's By-laws provide for up to fifteen Directors, the Board has determined that it is in the Company's best interest for no more than twelve Directors to serve at this time in order to give the Board of Directors flexibility to appoint additional Directors if the need arises. Accordingly, proxies may not be voted for a greater number than the number of nominees named. All of the nominees set forth in the table below are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted FOR the election of the twelve nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL TWELVE NOMINEES AS DIRECTORS.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table sets forth information regarding age, principal occupation and other major affiliations during the past five years of each of the nominees, as well as any family relationships between the nominees.

                                                                                             YEAR FIRST
                                                       PRINCIPAL OCCUPATION                   ELECTED
NAME                             AGE                 AND OTHER DIRECTORSHIPS                  DIRECTOR
----                             ---                 -----------------------                 ----------
Felix Zandman(1)...............  73    Founder, Chairman of the Board and Chief Executive       1962
                                       Officer of the Company. President of the Company
                                       until March 1998. Chief Executive Officer since the
                                       Company's inception. Chairman of the Board since
                                       1989.
Avi D. Eden(1).................  54    Vice Chairman of the Board and Executive Vice            1987
                                       President of the Company since August 1996. General
                                       Counsel to the Company for more than the past five
                                       years.
Robert A. Freece(1)............  61    Senior Vice President of the Company since May 1994.     1972
                                       Vice President of the Company from 1972 until May
                                       1994.
Richard N. Grubb(1)............  55    Executive Vice President of the Company since August     1994
                                       1996. Treasurer and Chief Financial Officer of the
                                       Company since May 1994. Vice President of the
                                       Company from May 1994 to August 1996. Mr. Grubb has
                                       been associated with the Company in various
                                       capacities since 1972.
Eliyahu Hurvitz................  69    President and Chief Executive Officer of Teva            1994
                                       Pharmaceutical Industries Ltd. for more than the
                                       past five years.
Gerald Paul(1).................  53    President of the Company since March 1998. Chief         1993
                                       Operating Officer of the Company since August 1996.
                                       Executive Vice President of the Company from August
                                       1996 to March 1998. Vice President of the Company
                                       from May 1993 to August 1996. President -- Vishay
Edward B. Shils(2)(3)(4)(5)....  86    Consultant; Ph.D.; Director -- Wharton                   1981
                                       Entrepreneurial Center and George W. Taylor
                                       Professor Emeritus of Entrepreneurial Studies, The
                                       Wharton School, University of Pennsylvania.
Ziv Shoshani(6)................  35    Executive Vice President -- Capacitors Group since       2001
                                       2001, Executive Vice President -- Specialty Products
                                       Division in 2000, including responsibility for
                                       oversight of Measurements Group Division. Prior to
                                       that, Mr. Shoshani served in various capacities
                                       including Senior Vice President Precision Resistors,
                                       Worldwide Foil Resistors Manager, Plant
                                       Manager -- Holon, Israel, and Quality Control
                                       Manager -- Holon. Employed by the Company since
                                       1995.
Mark I. Solomon(2)(3)(4)(5)....  62    Chairman of CMS Companies (financial advisory            1993
                                       services) for more than the past five years.
Jean-Claude Tine(2)............  83    Investor for more than the past five years.              1988

                                                                                             YEAR FIRST
                                                       PRINCIPAL OCCUPATION                   ELECTED
NAME                             AGE                 AND OTHER DIRECTORSHIPS                  DIRECTOR
----                             ---                 -----------------------                 ----------
Marc Zandman(7)................  40    Vice President Corporate Marketing since January         2001
                                       2001. President -- Vishay Israel Limited since April
                                       1998. Prior to that, Mr. Zandman served in various
                                       capacities including Executive Vice President of
                                       Vishay Israel Limited from 1997 to 1998 and Vice
                                       President from 1996 to 1997. Employed by the Company
                                       since August 1984.
Ruta Zandman(8)................  64    Employed by the Company since October 1993 as a          2001
                                       Public Relations Associate in the Investor Relations
                                       Department.

---------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Employee Stock Plan Committee.

(4) Member of the Compensation Committee.

(5) Member of the Stock Option Committee.

(6) Mr. Shoshani is the nephew of the Chairman and Chief Executive Officer of the Company, Felix Zandman, and director Ruta Zandman.

(7) Marc Zandman is the son of the Chairman and Chief Executive Officer of the Company, Felix Zandman, and the stepson of director Ruta Zandman.

(8) Mrs. Zandman is the spouse of the Chairman and Chief Executive Officer of the Company, Felix Zandman, the stepmother of director Marc Zandman, and the aunt of director Ziv Shoshani. See Certain Relationships and Related Transactions.

     THE BOARD OF DIRECTORS, MANAGEMENT, AND EMPLOYEES OF VISHAY DEEPLY MOURN THE PASSING OF LUELLA B. SLANER ON NOVEMBER 3, 2001. LUELLA B. SLANER SERVED ON VISHAY'S BOARD OF DIRECTORS AND WAS THE WIFE OF THE LATE ALFRED P. SLANER, CO-FOUNDER OF VISHAY.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors, Dr. Shils and Messrs. Hurvitz, Solomon and Tine, each received $2,500 for each Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as directors and are compensated as described under "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation -- Executive Officers and Key Management."

     In September 2001 and March of 2000, Dr. Shils and Messrs. Hurvitz, Solomon and Tine each received 2,000 and 1,000, respectively, shares of Common Stock. These grants were awarded to reflect the Company's continued appreciation for the unique role and service provided by these outside directors in contributing to the Company's ongoing growth.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met four times during the twelve months ended December 31, 2001. The Executive Committee met twice during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

     The Audit Committee met five times during the twelve months ended December 31, 2001. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the audit, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of Vishay's systems of internal accounting controls. See "Audit Committee Report" below.

     The Employee Stock Plan Committee met once during the twelve months ended December 31, 2001. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Vishay Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

     The Compensation Committee met once during the twelve months ended December 31, 2001. The Compensation Committee is authorized to establish and approve management compensation. See "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation."

     The Stock Option Committee, which was established in connection with the 1995 Stock Option Program, the 1997 Stock Option Program and the 1998 Stock Option Program (the "Stock Option Programs"), met once during the twelve months ended December 31, 2001. The Stock Option Committee is authorized, within the limits of the Stock Option Programs, to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Option Programs and to administer and interpret the Stock Option Programs.

     The Board does not have a nominating committee.

     No director attended fewer than 75% of the aggregate number of meetings of the Board and of any committees on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The two members of the Employee Stock Plan Committee and the Stock Option Committee, and two of the three members of the Audit Committee, are Dr. Shils and Mr. Solomon, who are independent directors of the Company and who also may not be awarded Common Stock or options under the Stock Plans or the Stock Option Programs. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission and The New York Stock Exchange. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 2001 all applicable Section 16(a) reporting requirements were complied with.

AUDIT COMMITTEE REPORT

     The Board of Directors has appointed an Audit Committee consisting of three non-employee directors. The members of the Audit Committee meet the independence requirements and other criteria established by New York Stock Exchange listing standards. The roles and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter adopted by the Board of Directors.

     Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuance of a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

     In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and the independent auditors, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This discussion included the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, as well as such other matters required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to the Company by Ernst & Young LLP with the maintenance of the auditor's independence.

     Based upon the above review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (See Proposal 2).

Respectfully submitted,

THE AUDIT COMMITTEE

Edward B. Shils
Mark I. Solomon
Jean-Claude Tine

     The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     On April 8, 2002, Vishay had outstanding 143,947,555 shares of Common Stock, par value $.10 per share, each of which entitles the holder to one vote, and 15,496,529 shares of Class B Common Stock, par value $.10 per share, each of which entitles the holder to ten votes. Voting is not cumulative.

     The following table provides certain information, as of April 8, 2002, as to the beneficial ownership of the Common Stock and the Class B Common Stock of Vishay for (a) each director and nominee, (b) each Named Executive Officer named in the Summary Compensation Table below, (c) the directors and executive officers of Vishay as a group and (d) any person owning more than 5% of the Common Stock or the Class B Common Stock.

                                                                                    CLASS B
                                                 COMMON STOCK                    COMMON STOCK
                                     -------------------------------------   ---------------------
                                                    RIGHT TO
                                                     ACQUIRE
                                                    OWNERSHIP
                                     AMOUNT AND   UNDER OPTIONS              AMOUNT AND              PERCENT
                                     NATURE OF     EXERCISABLE               NATURE OF               OF TOTAL
                                     BENEFICIAL      WITHIN       PERCENT    BENEFICIAL   PERCENT     VOTING
NAME                                 OWNERSHIP       60 DAYS      OF CLASS   OWNERSHIP    OF CLASS    POWER
----                                 ----------   -------------   --------   ----------   --------   --------
Directors and Executive Officers
Felix Zandman(1)...................         490     1,086,751          *     14,569,062     94.0%      48.9%
Avi D. Eden(2).....................      51,623       139,034          *             --       --          *
Robert A. Freece...................      91,430        19,250          *             --       --          *
Richard N. Grubb...................      60,422       139,034          *             --       --          *
Eliyahu Hurvitz....................      11,993            --          *             --       --          *
King Owyang........................       3,367        19,250          *             --       --          *
Gerald Paul........................      62,004       139,034          *             --       --          *
Edward B. Shils....................      80,517            --          *             --       --          *
Mark I. Solomon....................      16,552            --          *             --       --          *
Jean-Claude Tine...................      16,185            --          *             --       --          *
Ziv Shoshani.......................       9,578        19,250          *             --       --          *
Marc Zandman(3)....................       8,016        19,250          *          1,500        *          *
Ruta Zandman.......................       1,159            --          *             --       --          *
  All Directors and Executive
     Officers as A group (14
     Persons)......................     418,087     1,596,353        1.4%    14,570,562     94.0%      48.9%
FMR Corporation
  82 Devonshire Street
  Boston, MA. 02109................  14,457,272                     10.0%                               4.9%

---------------
 * Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.

(1) Amount and Nature of Beneficial Ownership and Percent of Class for the Class B Common Stock and Percent of Total Voting Power include (i) 8,619,155 shares of Class B Common Stock directly owned by Dr. Zandman and (ii) 5,949,907 shares of Class B Common Stock over which Dr. Zandman has sole voting control. The latter shares are held in a voting trust, of which Dr. Zandman is the trustee, and consist of 3,134,074 shares deposited by the Estate of Mrs. Luella B. Slaner and 2,815,833 shares deposited by various trusts for the benefit of Mrs. Slaner's children and grandchildren. Mr. Eden is the successor trustee for the voting trust. The voting trust agreement that governs the voting trust will remain in effect until the earlier of (x) February 1, 2050 or (y) the death or resignation or inability to act of the last of Dr. Zandman and Mr. Eden to serve as trustee, but will terminate at any earlier time upon the due execution and acknowledgment by the trustee of a deed of termination, duly filed with the registered office of the Company. Dr. Zandman disclaims beneficial ownership of the shares of Class B Common Stock held in the voting trust.


(2) Does not include 5,949,907 shares of Class B Common Stock held in the voting trust referred to in footnote 1 above, as to which Mr. Eden is the successor in trust to Dr. Zandman under the related voting trust agreement. Mr. Eden disclaims beneficial ownership of these shares of Class B Common Stock.


(3) Class B Common Stock Amount and Nature of Beneficial Ownership includes 750 shares of Class B Common Stock directly owned by Marc Zandman and 750 shares of Class B Common Stock owned by Marc Zandman's minor child.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the fiscal years ended December 31, 2001, 2000 and 1999 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 2001, were the other four highest paid executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                          --------------------------------------------   ----------------------------------------------------
                                                                         RESTRICTED   SECURITIES
                                                             OTHER         STOCK      UNDERLYING
NAME AND CAPACITIES                                          ANNUAL        AWARDS      OPTIONS/      LTIP        ALL OTHER
IN WHICH SERVED           YEAR    SALARY       BONUS      COMPENSATION      $(1)       SARs(#)     PAYOUTS    COMPENSATION(2)
-------------------       ----   --------   -----------   ------------   ----------   ----------   --------   ---------------
Felix Zandman             2001   $975,000   $         0          (2)          None        None         None      $  3,400(4)
  Chairman of the         2000   $975,000    14,276,000(3)        (2)         None      27,000         None         3,400(4)
  Board and Chief         1999   $975,000     1,250,000          (2)          None      40,500         None         3,200(4)
  Executive Officer
Avi D. Eden(5)            2001   $335,000   $         0          (2)          None        None         None      $  3,400(4)
  Vice Chairman of the    2000   $310,000     1,903,456(3)        (2)     $ 90,000      18,000         None         3,400(4)
  Board and Executive     1999   $296,000       223,196          (2)        84,000      27,000         None         3,200(4)
  Vice President
Richard N. Grubb(6)       2001   $325,000   $         0          (2)          None        None         None      $  3,400(4)
  Director, Executive     2000   $310,000     1,903,456(3)        (2)     $ 90,000      18,000         None         3,400(4)
  Vice President,         1999   $296,000       223,196          (2)        84,000      27,000         None         3,200(4)
  Treasurer and Chief
  Financial Officer
Gerald Paul(7)(8)         2001   $495,000   $         0          (2)          None        None         None          None
  Director, Chief         2000   $475,000     2,500,000(3)        (2)     $120,000      18,000         None          None
  Operating Officer and   1999   $455,000       250,000          (2)        84,000      27,000         None          None
  President
King Owyang               2001   $393,224   $   165,289          (2)          None        None         None      $ 17,234
  President and           2000   $393,224       174,340          (2)          None      62,000         None       184,938
  Chief Executive
  Officer                 1999   $367,515       179,465          (2)          None      18,000         None        47,428
  of Siliconix(9)

---------------
(1) Dividends and stock splits accumulate on the restricted stock awards but are paid only upon the vesting of such awards.

(2) Vishay has concluded that the aggregate amount of perquisites and other personal benefits paid did not exceed the lesser of 10% of total annual salary and bonus for any of the Named Executive Officers for each of 2001, 2000, and 1999, respectively, or $50,000. Such perquisites have not been included in the table.

(3) Bonuses earned in the year 2000 by Dr. Zandman, Messrs. Eden and Grubb, and Dr. Paul reflect the Company's record net earnings of approximately $518 million in that year, which was five times higher than the Company's net earnings in any previous year. Dr. Zandman's bonus was based on a formula of 3% of net income before special or unusual charges above $42 million, and the bonuses of Messrs. Eden and Grubb and Dr. Paul were based on a formula of 0.4% of net income before special or unusual charges above $42 million. Dr. Paul's bonus also reflects an additional performance bonus earned in 2000.

(4) Represents amounts contributed in 2001, 2000, and 1999 under the Company's 401(k) plan, pursuant to which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.

(5) Mr. Eden held an aggregate of 41,681 shares of restricted stock with a value of $812,772 at December 31, 2001.

(6) Mr. Grubb held an aggregate of 37,662 shares of restricted stock with a value of $734,416 at December 31, 2001.

(7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.

(8) Dr. Paul held an aggregate of 37,564 shares of restricted stock with a value of $732,493 at December 31, 2001.

(9) Siliconix incorporated is an 80.4% subsidiary of the Company.

RETIREMENT PLANS

     Vishay maintains a nonqualified defined benefit retirement plan for certain highly compensated employees in the United States. Mr. Grubb and Mr. Eden are the only Named Executive Officers to participate in the plan. Messrs. Grubb and Eden elected to participate in the plan as of July 1, 1995 and July 1, 1997, respectively. During 2001, Messrs. Grubb and Eden each deferred compensation of $7,390 under the plan. Additionally, Vishay accrued an aggregate liability of $25,530 for Messrs. Grubb and Eden. The estimated annual benefit payable upon Messrs. Grubb's and Eden's retirement at age 65, assuming they:

     (i)  continue to be employed by the Company,

     (ii)  continue to earn the same compensation each earned in 2001, and

     (iii) make all mandatory contributions under the plan,

would be $66,563 for Mr. Grubb and $68,147 for Mr. Eden.

     Vishay Europe GmbH, a German subsidiary of the Company, has a noncontributory defined benefit pension plan governed by German law covering its management and executive employees. Dr. Paul is the only Named Executive Officer to participate in the plan. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($10,985). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 16,667 ($7,629). Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). The retirement benefit will not exceed 40% of such final average compensation. This pension is reduced by the amount of the pension benefit described above. Dr. Paul has voluntarily agreed to a maximum limit of DM 350,000 per year in respect of such final average compensation. Dr. Zandman may, however, in his sole discretion, elect to increase the DM 350,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as he may otherwise deem appropriate. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 2001, Dr. Paul had 24 years of service.

                                                     PENSIONABLE YEARS OF SERVICE OF
                                     ---------------------------------------------------------------
FINAL AVERAGE COMPENSATION              10         15         20         25         30         35
--------------------------           --------   --------   --------   --------   --------   --------
100% of pensionable income in
  2001.............................  $ 52,553   $ 63,066   $ 73,579   $ 84,086   $106,517   $134,933
110% of pensionable income in
  2001.............................  $ 57,808   $ 69,372   $ 80,937   $ 92,494   $117,169   $148,426
120% of pensionable income in
  2001.............................  $ 63,063   $ 75,679   $ 88,295   $100,903   $127,821   $161,919
150% of pensionable income in
  2001.............................  $ 78,832   $ 94,599   $110,365   $126,132   $159,780   $202,404
200% of pensionable income in
  2001.............................  $105,112   $126,132   $147,158   $168,178   $213,042   $269,876

     All U.S. dollar amounts relating to Dr. Paul's benefits under the German defined benefit pension plan, including those listed on the foregoing chart, have been converted at the weighted average exchange rate for the 12 months ended December 31, 2001.

STOCK OPTIONS

     During 2001, there were no stock options granted to the Named Executive Officers.

     The tables below set forth certain 2001 year-end information regarding the stock options granted pursuant to the Company's 1997 Stock Option Program and its 1998 Stock Option Program to the Named Executive Officers.

     The Named Executive Officers listed in the following table received three option grants on November 13, 1997, each at a different exercise price, pursuant to the Company's 1997 Stock Option Program approved by the stockholders on May 21, 1998. The options are fully vested. Each plan provides that the right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company. If a recipient leaves the Company for any reason other than termination for cause or voluntary termination, options may be exercised by that recipient for 30 months from the date of termination. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the applicable option plan.

                           1997 STOCK OPTION PROGRAM
                          OPTION EXERCISES IN 2001 AND
                          2001 YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING                 VALUE OF UNEXERCISED
                         SHARES                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                        ACQUIRED                      2001 YEAR END(1)                2001 YEAR END(3)
                           ON        VALUE      ----------------------------    ----------------------------
NAME                    EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    --------    --------    -----------    -------------    -----------    -------------
Felix Zandman.........    (2)         --         1,043,438          --          $7,471,017          --
Avi D. Eden...........    (2)         --           115,781          --          $  711,584          --
Richard N. Grubb......    (2)         --           115,781          --          $  711,584          --
Gerald Paul...........    (2)         --           115,781          --          $  711,584          --

---------------

(1) Adjusted for five-for-four stock split in June 1999 and three-for-two stock split in June 2000.

(2) No stock options were exercised during 2001.

(3) Assuming a stock price of $19.50 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 2001.

     The Named Executive Officers listed in the table below received grants of stock options on October 6, 1998, October 8, 1999 and October 12, 2000, respectively, at exercise prices of 100% of the fair market value on the date of such grants, pursuant to the Company's 1998 Stock Option Program approved by the stockholders on May 21, 1998 and May 18, 2000. The options have a vesting schedule whereby one-sixth of the options granted vest each year for six consecutive years. The right to exercise any vested option expires no later than ten years from the date the option is granted. All of a recipient's options that have not yet been exercised will terminate upon termination for cause. If a recipient leaves the Company for any reason other than for cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination, provided the recipient adheres to a confidentiality and non-competition agreement. If a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the option plan.

                           1998 STOCK OPTION PROGRAM
                          OPTION EXERCISES IN 2001 AND
                          2001 YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING                 VALUE OF UNEXERCISED
                          SHARES                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                         ACQUIRED                      2001 YEAR END(1)                2001 YEAR END(3)
                            ON        VALUE      ----------------------------    ----------------------------
NAME                     EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     --------    --------    -----------    -------------    -----------    -------------
Felix Zandman..........    (2)         --          43,313          74,812         $414,505        $456,353
Avi D. Eden............    (2)         --          23,250          49,875         $222,503        $304,238
Richard N. Grubb.......    (2)         --          23,250          49,875         $222,503        $304,238
Gerald Paul............    (2)         --          23,250          49,875         $222,503        $304,238
King Owyang............    (2)         --          19,250          83,250         $184,223        $202,825

---------------

(1) Adjusted for five-for-four stock split in June 1999 and three-for-two stock split in June 2000.

(2) No stock options were exercised during the Company's 2001 fiscal year.

(3) Assuming a stock price of $19.50 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 2001.

COMPENSATION COMMITTEE, EMPLOYEE STOCK PLAN COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, comprised of two independent directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and certain other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent directors, recommends awards under the Stock Plans and whether such stock should be restricted. The Stock Option Committee of the Board of Directors, comprised of two independent directors, is responsible for the administration and interpretation of the Stock Option Programs.

     Vishay's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock (restricted and unrestricted) bonus. This compensation formula is designed to attract and retain management talent capable of achieving Vishay's business objectives, while motivating management to lead Vishay to meet or exceed annual performance goals, thereby enhancing stockholder value.

     On November 13, 1997, the Board of Directors approved the 1997 Stock Option Program, a stock option program for certain selected individuals, including the Chief Executive Officer. In addition, on March 16, 1998, the Board of Directors approved the 1998 Employee Stock Option Program, a stock option program for employees of the Company, including the Chief Executive Officer. The programs provide specified individuals believed to be key to the success of the Company with grants of options to purchase shares of the Company's Common Stock. The purpose of the two programs is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the Company.

     During August 1998, the Company established a "Stock Purchase Plan for Corporate Officers" which makes certain executive corporate officers (except Dr. Zandman) eligible for interest-bearing loans from the Company to be used solely for open-market purchases of Vishay Common Stock in accordance with the rules and regulations of the SEC. Under this plan, in August 1998 the Company loaned each of Messrs. Eden, Grubb, Paul, Freece and certain other corporate officers $120,000 to enable each to purchase 10,000 shares of

Common Stock at a price of $12.00 per share. In August 1999, each of the corporate officers repaid his $120,000 loan plus interest at market rate.

Chief Executive Officer

     Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Agreement") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994, 1999 and 2000.

     Dr. Zandman's base salary is determined primarily by considering:

     (1) the Company's financial performance in view of the performance of companies similar in size and character,

     (2) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies under "Stock Performance Graph,"

     (3) Dr. Zandman's 39 years of dedication and service to the Company from the date of its incorporation, and

     (4) the Company's financial performance in comparison to previous years.

     For 2002, Dr. Zandman's base salary will be $975,000, which is unchanged from the prior four years. Dr. Zandman's base salary is at or above the median for comparable surveyed companies.

     Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation depends in large part on the annual net income before special or unusual charges of the Company. The Compensation Committee has focused in recent years particularly on net income before special or unusual charges of the Company because the Committee believes this to be a strong gauge of the growth and success of the Company.

     Dr. Zandman received in February 2001 a $14,276,000 bonus for the Company's 2000 performance based upon a pre-approved formula (3% of net income before special or unusual charges above $42 million). Dr. Zandman's year 2000 bonus reflects the Company's record net earnings of approximately $518 million in the year 2000, which is five times higher than the Company's net earnings in any previous year. Dr. Zandman's compensation appropriately reflects, in the view of the Committee, his leadership and performance during that year.

     While year 2000 was by far the most successful for Vishay, 2001 was a difficult year. Therefore, Dr. Zandman agreed to forgo the bonus payment to which he was entitled under the formula approved by the Compensation Committee because of the Company's performance in 2001.

     Under the formula approved by the Compensation Committee for 2002, Dr. Zandman will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above a base of $50 million. The bonus will be a cash amount equal to 3% of net income before special or unusual charges above $50 million. Unlike in certain previous years, Dr. Zandman's annual cash bonus is no longer subject to a cap at $1,250,000. The Compensation Committee set the 2002 threshold for net income before special or unusual charges targets under the plan by considering the Company's historical growth and that growth in relation to growth in the Company's industry in general. The bonus percentage and net income threshold applicable to the Chief Executive Officer provides him with an opportunity to earn compensation that is generally higher than the compensation of chief executives of comparable surveyed companies if the Company achieves superior operating results. The bonus formula under the 162(m) Cash Bonus Plan may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year. In addition, from time to time, the Board of Directors may devise a project, the goal of which, if achieved, would entitle the Chief Executive Officer to an additional bonus.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the Stock Option Programs accordingly. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Programs if doing so would be in the best interests of Vishay and its stockholders.

Executive Officers and Key Management

     For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies. Performance bonuses are also awarded annually to these individuals. The performance bonus is primarily based upon the net income before special or unusual charges of Vishay as a whole or, for some executives, the operating profits of Vishay or of the relevant division of Vishay for which such officers have primary responsibility. In addition, from time to time, Dr. Zandman may, together with an executive, devise a project, the goal of which, if achieved, would entitle the executive to an additional bonus. Under the formula approved for 2002, Avi D. Eden, Richard N. Grubb and Dr. Gerald Paul will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above $50 million. The bonus for each executive will be an amount equal to 0.4% of net income before special or unusual charges above $50 million. Any bonus awarded may be granted in cash and/or in Common Stock of Vishay, in addition to options to acquire Common Stock that may be awarded under the 1998 Stock Option Program. The portion awarded in stock (which may be either restricted or unrestricted stock) is determined by the Employee Stock Plan Committee, in its discretion, relying in large part, however, upon the recommendation of Dr. Zandman. The base salaries and performance bonuses are structured to give the executive officers and key management the incentive to maximize the operating and net income before special or unusual charges of Vishay as a whole. While base salaries are set at or below the median for the surveyed companies, the performance bonus gives executives an opportunity for total compensation at or above the median if the Company achieves superior operating results.

     Dr. Paul and Messrs. Eden and Grubb agreed to forgo the bonus payments to which they were entitled under the bonus formula for 2001 because of the Company's performance in that year.

Respectfully submitted,

THE COMPENSATION COMMITTEE   THE EMPLOYEE STOCK PLAN COMMITTEE  THE STOCK OPTION COMMITTEE
Edward B. Shils              Edward B. Shils                    Edward B. Shils
Mark I. Solomon              Mark I. Solomon                    Mark I. Solomon

EMPLOYMENT AGREEMENT

     On March 15, 1985, Vishay and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provided for automatic annual extensions through 1996. After that period, the employment agreement has been extended for one-year periods on an annual basis. The agreement provides that the Board of Directors may increase Dr. Zandman's compensation (including his bonus) from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that Dr. Zandman's employment is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or if Dr. Zandman terminates his employment as a result of the Company's breach of the agreement, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (1) the tenth anniversary of such date, or (2) Dr. Zandman's 75th birthday. The amount of such royalty will equal 5% of gross sales, less returns and allowances, of Vishay products incorporating any inventions made by Dr. Zandman after the date of the agreement and will be payable quarterly.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company maintains an employment agreement with Dr. Zandman, the Company's Chairman and Chief Executive Officer. See "Employment Agreement" above.

     In October 2000, each of King Owyang, Ziv Shoshani and Marc Zandman borrowed $100,000 from the Company in connection with the Company's stock purchase program. This program allows certain key employees of the Company to borrow up to $100,000 for the purchase of Vishay Common Stock in the open market. The Company charges interest on such loans at a floating rate equal to the borrowing rate of the Company from time to time at its bank. The unpaid principal amount of each such loan, and any interest thereon, is due and payable thirty-six months from the date of the loan. As of April 8, 2002, the amount outstanding under each of Messrs. Owyang's, Shoshani's, and Zandman's loans, including interest thereon, was $106,588, $107,102 and $106,760, respectively.


     Yitzchak Shoshani is the brother of director Ruta Zandman and the uncle of director Ziv Shoshani. Mr. Yitzhack Shoshani is vice president and general manger and owns 30% of Vishay International Trade Limited, the Company's exclusive distributor of products into the Israel market. For 2000, Mr. Yitzhack Shoshani received payments in cash and Vishay Common Stock of approximately $2,700,000 in connection with the performance of Vishay International Trade. The payments to Mr. Shoshani reflect the record sales (more than three times the budgeted sales) of Vishay International Trade in 2000. For 2001, Mr. Shoshani received a bonus of $115,000 for the performance of Vishay International Trade.

                            STOCK PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on Vishay's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by the Company. The peer group is made up of six publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components.(1) Management believes that the product offerings of the companies contained in the peer group are more similar to the Company's product offerings than those of the companies contained in any published industry index. The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been invested at December 31, 1996 and assumes that all dividends were reinvested.

                           TOTAL STOCKHOLDER RETURNS
                                INDEXED RETURNS

VISHAY GRAPH

--------------------------------------------------------------------------------
                        Base
                       Period
Company Name/Index     Dec 96    Dec 97    Dec 98    Dec 99    Dec 00    Dec 01
--------------------------------------------------------------------------------
 VISHAY
  INTERTECHNOLOGY      100.00    106.41     68.76    187.45    134.48    173.38
 S&P 500 INDEX         100.00    133.36    171.48    207.56    188.66    166.24
 PEER GROUP            100.00     92.14     82.75    262.66    211.17    214.11

(1) AVX Corporation, CTS Corporation, Epcos AG, Fairchild Semiconductor International, International Rectifier Corporation and Kemet Corporation.

       PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has reappointed the public accounting firm of Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Fees for the fiscal 2001 audit were $1.6 million. All other fees for the last fiscal year were $2.7 million, including fees of $1.2 million for audit related services and $1.5 million for non-audit related services. Audit related services generally include statutory audits, pension and 401(k) plan audits, business acquisitions, accounting consultations, internal audit and SEC registration statements. None of the fees for the last fiscal year related to financial information systems design and implementation services.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the only business that the Board of Directors intends to present at the annual meeting is set forth above. The Board of Directors knows of no other matters proposed to be presented to the meeting. If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

          AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

     The Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this proxy statement. Vishay will provide to any stockholder, upon written request and without charge, a copy of the Company's most recent Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Executive Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number
(610) 644-1300.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal intended to be presented at Vishay's 2003 annual meeting should be sent to Vishay at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to January 23, 2003 to be eligible for inclusion in Vishay's proxy statement and form of proxy to be used in connection with the 2003 annual meeting.

                                          William J. Spires
                                          Secretary

April 22, 2002

                          VISHAY INTERTECHNOLOGY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                ---------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Felix Zandman and Richard N. Grubb, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's annual meeting to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 23rd of May, 2002 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:
1. ELECTION OF DIRECTORS: To elect the nominees for Director below for a term of one year;


                   FOR ALL NOMINEES LISTED BELOW                  WITHHOLD AUTHORITY
                   (except as marked to the                       to vote for all nominees listed below  [ ]
                   contrary below)  [ ]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Felix Zandman, Avi D. Eden, Robert A. Freece, Richard N. Grubb, Eliyahu Hurvitz, Gerald Paul, Edward B. Shils, Ziv Shoshani, Mark I. Solomon, Jean-Claude Tine, Marc Zandman, Ruta Zandman

2. RATIFICATION OF AUDITORS: To ratify the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ended December 31, 2002;
    FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

   and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.
                       (Continued and to be dated and signed on the other side.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

    Receipt of the notice of annual meeting and of the proxy statement and annual report of the Company accompanying the same is hereby acknowledged.

                                              Dated: ---------------------, 2002

                                             -----------------------------------
                                                 (Signature of Stockholder)

                                             -----------------------------------
                                                 (Signature of Stockholder)

Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.